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Exhibit 10.27.7 - Consultant Agreement between Eurotech, Ltd. and EB Associates,
                  LLC dated April 29, 2002

                                 EUROTECH, LTD.
                               ADVISORY AGREEMENT

This Advisory Agreement (the "Agreement"), dated this 29th day of April, 2002, by and between Eurotech, Ltd., a District of Columbia corporation (the "Company") with an address at 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030 and EB Associates, LLC, a New York limited liability company with an address at 60 Hampden Lane, Irvington, New York 10533 (the "Advisor").

         WHEREAS, the Company desires that the Advisor perform certain advisory services as specified herein, through employees of the Advisor listed on Schedule A attached hereto which have been approved by the Company; and

         WHEREAS, the Advisor wishes to perform such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions as hereinafter set forth, the Company and the Advisor, intending to be legally bound, hereto agree as follows:

1. APPOINTMENT. The Company hereby engages the Advisor to provide the Company with advisory services on a full time basis. The Advisor shall provide the following services to the Company: (i) review and supervision of financial and bookkeeping systems, (ii) review and supervision of financial statement preparation, (iii) coordination with Audit Committee of the Board of Directors of Audit Committee minutes, procedures and reviews, (iv) coordination with the accounting advisors appointed by the Company, (v) review (in conjunction with the legal and accounting advisors to the Company) of reports and other filings due pursuant to the Securities Exchange Act of 1934, as amended, (vi) review (in conjunction with the legal and accounting advisors to the Company) of registration statements, prospectuses and other filings due pursuant to the Securities Act of 1933, as amended, (vii) review and analysis of cash flow issues, (viii) review and analysis of present Company capitalization and future capitalization plans, (ix) review and analysis of merger and acquisition candidates, (x) represent the Company with shareholders, analysts, the press and other financial professionals regarding the matters set forth above, and (xi) such other activities as may, from time to time, be requested of the Advisor by the Chief Executive Officer of the Company.

         The Advisor hereby accepts the appointment as an Advisor on the terms and conditions hereinafter set forth. In fulfilling its obligations to the Company hereunder, the Advisor shall follow and abide by all written and lawful policies, rules and regulations established by the Board of Directors or the Chief Executive Officer of the Company, from

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         time to time. The Advisor shall directly report to the Chief Executive
         Officer of the Company.

2. TERM. The initial term of this Agreement shall commence on April 29, 2002 (the "Commencement Date") and shall terminate on the earlier of October 28, 2002 at 11:59 p.m. New York City time or the death or disability of all of the Advisor's employees listed on Schedule A, unless earlier terminated (the "Initial Term"). After the first sixty
         (60) days of the Initial Term, the Company may terminate this Agreement, without cause, upon sixty (60) days notice to the Advisor. After the Initial Term, this Agreement shall be automatically renewable on a month-to-month basis. Either party may terminate this Agreement upon not less than ten (10) business days written notice prior to the expiration of the Initial Term. If the Agreement is terminated during the Initial Term by the Company other than for cause (as defined in Section 6 below), the Company shall pay the Advisor all amounts due and owing during the Initial Term through the date of termination as set forth in Section 3 below. After the Initial Term, either party may terminate this Agreement upon ten (10) business days written notice prior to the end of the applicable period. It is specifically contemplated by the parties herein that the Advisor may provide certain advisory services to the Company between the date of execution of this Agreement and the Commencement Date ("Per Diem Services"). Any Per Diem Services shall be subject to the terms and conditions of this Agreement but will be compensated in accordance with Section 3(c) below. However, for purposes of all calculations of time periods herein, the Commencement Date shall govern.

3.       COMPENSATION.

         (a) FEE. For all services provided by the Advisor under this Agreement, except for those made pursuant to Section 3(c) below, the Company shall pay the Advisor US$5,000 per week for the duration of the Term (the "Advisory Fee"). The Advisory Fee shall be payable by the Company to the Advisor in arrears on every other Friday beginning the first pay period after April 29, 2002.

         (b) OPTIONS. The Company shall issue to the Advisor a non-qualified stock option grant to purchase two hundred forty-nine thousand (249,000) shares of the common stock of the Company, par value $.00025 per share, at the rate of forty-one thousand five hundred (41,500) shares (the "Grant") for each full calendar month the Advisor is retained by the Company. The Grant to be issued for any portion of a month served shall be determined on a pro-rata basis. The Grant shall be issued to the Advisor and deemed vested on the last business day of

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         each month (the "Issue Date") with the exercise price being the average closing bid price of the Company's shares on the American Stock
         Exchange on three trading days prior to the Issue Date, pursuant to the terms and conditions of a stock option agreement to be executed contemporaneously herewith, which, when signed by the parties hereto, shall be incorporated herein by reference. A total of 117,000 shares of common stock are available for issuance pursuant to this Grant. The issuance of the remaining 132,000 shares of common stock pursuant to this Grant shall subject to the availability of authorized but unissued shares of Common Stock of the Company.

         (c) PER DIEM. Until the consummation of this Agreement on April 29, 2002, effective beginning April 9, 2002, The Company will pay the Advisor $1,000 per full day for any Per Diem Services provided. No Per Diem Services shall be provided, nor shall the Advisor be entitled to compensation under this Section 3(c) without the prior consent of the Company's Chief Executive Officer.

4. EXPENSES. In addition to the Advisory Fee, the Advisor shall be reimbursed for reasonable business expenses incurred by the Advisor in connection with any travel requested by the Company. All other business expenses, including but not limited to office rent, computer expenses and phone and telecommunication expenses, remain the sole responsibility of the Advisor. The Company shall reimburse the Advisor for all such approved travel expenses within (15) days of the presentation by the Advisor of an itemized account of such expenditures.

5. BEST EFFORTS OF THE ADVISOR. The Advisor shall devote such time as reasonably necessary to fulfill the duties and responsibilities set forth herein. The Advisor shall not engage in any activities that involve a conflict of interest with the business of the Company during the Term and any extensions thereto. The Advisor shall faithfully discharge its duties with diligence and to the best of its ability, experience and talents, perform all duties required of and from it pursuant to the terms hereof, to the reasonable satisfaction of the Chief Executive Officer.

6.       TERMINATION.

         (a) This Agreement may be terminated as provided in Section 2 of this Agreement by either party. In addition, the Company shall have the option to terminate the Advisor "for cause," in which case said termination shall be effective immediately upon delivery of written

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         notice as defined in Section 14 below. For purposes of this Section 6,
         "cause" shall be defined as (i) the Advisor's continued failure to perform his duties and responsibilities in good faith to the best of his abilities, provided that the Company's Board of Directors, in good faith, shall review such a determination and approve the termination of this Agreement based on these grounds; (ii) conviction of a felony by the Advisor; (iii) fraudulent misconduct by the Advisor; (iv) embezzlement, misappropriation or theft by the Advisor; (v) material breach of confidentiality agreements by the Advisor; (vi) gross misconduct by the Advisor; or (vii) any willful or grossly negligent act by the Advisor that has a material detrimental effect on the Company's reputation or business. In the event the Company terminates this Agreement for cause, the Advisor shall be paid all Advisory Fees earned and shall retain all options vested prior to the date of termination.

         (b) In the event of a voluntary termination by the Advisor, or in the event that Advisor terminates as a result of the death or disability, no fees will be provided for the period after the date of termination, but the Advisor shall receive all fees due to the Advisor up to the date of termination.

         (c) If this Agreement is terminated either by the Company or by the Advisor, the Advisor shall participate in an exit interview conducted by the Company's representative for the purposes of finalizing any remaining matters, returning and certifying the return of all relevant property and information to the Company, and assuring a proper transition of duties.

7. RELATIONSHIP BETWEEN THE PARTIES. The Advisor is retained by the Company only for the purpose and to the extent set forth in this Agreement, and the Advisor's relationship to the Company during the term of this Agreement shall be that of an independent contractor. The Advisor shall not have employee status with the Company, nor be an officer or director of the Company, nor be entitled to participate in any medical, disability, pension or any other plan or benefit provided by the Company to its employees or be covered by the Company in any Unemployment Insurance or Workmen's Compensation Act of any state. Nothing herein contained shall be construed to regard the parties as being partners, or to constitute an arrangement herein provided for as a partnership or joint venture. The Advisor acknowledges that he is solely responsible for the payment of all taxes, income or other, due and payable by reason of his engagement as an independent contractor by the Company.

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8.       DISCLOSURE OF COMPANY INFORMATION. In the course of providing advisory services pursuant to this Agreement, the Advisor will likely be working with and be exposed to the business and operations of the Company. The Advisor recognizes and acknowledges that the Company's trade secrets, confidential information, proprietary information and processes, including but not limited to actual or potential products or services and the business model associated therewith, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Advisor's duties hereunder. The Advisor will not during or after the Term, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Advisor make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the Term and any extensions thereto, provided that after the Term and any extensions thereto these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Advisor was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). The Advisor shall consider and treat as the Company's property, all computer disks, memoranda, books, papers, lab reports, notes, letters, formulas, schematics, reports, customer lists, financial statements and budgets and all other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether created by him or otherwise coming into its possession, and on termination of its appointment, or on demand of the Company, at any time, to deliver and certify the delivery of all embodiments of the confidential information (whether written, typed or computer files) of the same to the Company.

9. INVENTIONS OR DISCOVERIES. The Advisor acknowledges that, while performing advisory services for the Company, any and all inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company developed or discovered by the Advisor shall be fully disclosed by him to the Company and shall be the sole and absolute property of the Company. For the purpose of this Section 9, the meaning of the phrase "inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company" shall be limited to inventions, improvements, discoveries, processes, programs or systems which result in modifications or enhancements of, or can be used in connection with or in lieu of, services or products

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         then offered commercially by the Company, or which are the subject of patents held or applied for by the Company, or which are under active funded development by the Company during the Term and any extensions thereto or at the date of the expiration or termination of this Agreement. For the purpose of this Section 9, the meaning of the phrase "under active funded development of the Company" shall be limited to services or products which the Company has developed or is in the process of developing and for which the Company has accounted for the expenses of such development in accordance with generally accepted accounting principles. The Advisor acknowledges that upon the request of the Company, the Advisor shall execute, acknowledge and deliver, such assignments, certificates or other documents as the Company may consider necessary or appropriate to properly vest all right, title and interest to any such invention or discovery in the Company. The provisions of this Section shall survive the expiration of this Agreement or its termination by either the Company or the Advisor and shall remain in full force and effect.

10. COVENANT NOT TO COMPETE. For the term of this Agreement, and for a period of six (6) months after the expiration or termination of this Agreement, the Advisor shall not, either directly or indirectly, own, manage, operate, control, be employed by, participate in, assist in the recruitment of employees for, or be connected in any manner with the ownership, management, operation or control of any business entity involving technology, processes, programs or systems which are being sold or marketed, or are under active funded development, by the Company during the term of this Agreement or at the time of the expiration or termination of this Agreement within the states of New York, New Jersey, Virginia or Connecticut or in any other state or territory in which the Company shall operate.

11. INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold the Advisor and all of its employees, officers, and directors.(the "Indemnified Parties") harmless from and against all demands, claims, actions or causes of action, judgments, settlements, obligations, assessments, losses, damages, liabilities of any kind or nature, costs and expenses (collectively, the "Claims"), including without limitation, interest, penalties and reasonable attorneys' fees, costs and expenses, asserted against, resulting to, imposed upon or incurred by the Indemnified Parties based upon, arising out of or in connection with this Agreement or any other activities of the Company or the Company's employees, officers or directors. The Indemnified Parties

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         agree to promptly notify the Company of any Claim or potential Claim asserted by any third party.

12. DISCLOSURE OF INFORMATION. Except as required by law, each party shall not, and shall procure that their respective shareholders, employees, officers, directors and consultants shall not, make any announcement, or comment upon, or originate any publicity, or otherwise disclosure or provide any information to any third party (other than its legal advisors) concerning this Agreement including but not limited to, the fact that the Advisor or any employee of the Advisor is performing services for the Company, without the prior written consent of the other parties.

13. INJUNCTIVE RELIEF. In the event of an actual or threatened breach by the Advisor of the provisions of this Section or Sections 8, 9, or 10, the Company shall be entitled to an injunction restraining the Advisor's actions. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach including, but not limited to, the recovery of damages from the Advisor. The Advisor acknowledges the necessity for and reasonableness of these provisions.

14. NOTICES. Unless provided otherwise herein, all notices, demands, elections, opinions or requests (however characterized or described) required or authorized by this Agreement shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by Federal Express or other overnight courier, or by facsimile to the number listed below.

                           In the case of the Company:
                           Eurotech, Ltd.
                           10306 Eaton Place
                           Suite 220
                           Fairfax, Virginia 22030
                           Attn: President
                           Fax: (703) 352-5994

                           with a copy to:
                           Robert A. Solomon, Esq.
                           Solomon Pearl Blum Heymann & Stich LLP
                           40 Wall Street-35th Floor
                           New York, N.Y. 10005
                           Fax: (212) 267-2030

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                           and in the case of the Advisor:

                           EB Associates, LLC
                           c/o Robert Weinstein, Managing Member
                           60 Hampden Lane
                           Irvington, New York 10533

                           with a copy to:

                           Barry I. Grossman, Esq.
                           Ellenoff Grossman Schole & Cyruli, LLP
                           370 Lexington Avenue
                           New York, New York 10017
                           Fax: (212) 370-1300

16. ASSIGNMENT OF AGREEMENT. No party to this Agreement may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto. Any attempted assignment without written consent by the non-assigning party shall be void and without force or effect at the option of the latter. All the provisions of this Agreement shall be binding upon the respective employees, delegates, successors, heirs and permitted assignees of the parties.

17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement. The confidentiality, inventions and non-compete provisions contained in Sections 7, 8, 9, 10, 11, 12 and 13 shall remain in full force and effect regardless of any termination or cancellation of this Agreement for a period of not less than one year from the date of any termination or cancellation of this Agreement.

15. FURTHER INSTRUMENTS. The parties hereto shall execute and deliver any and all other instruments and shall take any and all other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

16. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not effect adversely any other provisions of this

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         Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

17. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

18. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings (except for those certain obligations arising out of a Non-Disclosure Agreement executed by and between the parties hereto dated as of March 11, 2002 which shall stay in full force and effect) relating to this subject matter, entered into between the Advisor and the Company, which are, as of the date hereof, deemed terminated and released. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

19. ARBITRATION. Any and all disputes arising out of this Agreement will be determined by submission to binding arbitration before a three-member arbitral panel, which arbitration shall be conducted in New York, New York pursuant to the Rules of Arbitration of the American Arbitration Association, the jurisdiction to which all parties hereto, as well as their successors, assigns and transferees, hereby consent. All costs and fees relating to such arbitration shall be equally borne by each party hereto.

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                  ADVISOR ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE
                  WAS GIVEN AN OPPORTUNITY TO READ IT, EVALUATE IT AND WAS ENCOURAGED BY THE COMPANY TO DISCUSS IT WITH HIS ADVISORS AND ATTORNEYS AND WITH REPRESENTATIVES OF THE COMPANY. THE ADVISOR ACKNOWLEDGES THAT HE FULLY UNDERSTANDS ALL TERMS, CONDITIONS AND IMPLICATIONS OF THIS AGREEMENT. IN LIGHT OF THE FOREGOING ACKNOWLEDGEMENT, IT IS FURTHER UNDERSTOOD THAT TO THE EXTENT THAT THERE MAY BE ANY AMBIGUITIES IN ANY PROVISION HEREIN THAT MIGHT HAVE TWO OR MORE PLAUSABLE CONSTRUCTIONS, THE LANGUAGE OF THE AGREEMENT SHALL NOT BE CONSTRUED AGAINST EITHER PARTY HERETO.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 Eurotech, Ltd.

                                 By: /s/ Todd J. Broms
                                 -----------------------------------------
                                 Todd J. Broms
                                 President and Chief Executive Officer

                                 EB Associates, LLC

                                 By: /s/ Robert Weinstein
                                 -----------------------------------------
                                 Robert Weinstein
                                 Managing Member

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                                   SCHEDULE A
                                   ----------
                        APPROVED EMPLOYEE OF THE ADVISOR
                        --------------------------------

Robert Weinstein
60 Hampden Lane
Irvington, New York 10533

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